Exhibit 23.12 -- Consent of Experts



BECKSTEAD AND WATTS, LLP
----------------------------
Certified Public Accountants
                                                          3340 Wynn Rd., Ste. B
                                                            Las Vegas, NV 89102
                                                                   702.257.1984
                                                             702.362.0540 (fax)



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of Absolute Glass Protection, Inc. on Form S-8 of our report dated January 14, 2004, appearing in the Annual Report on Form 10-KSB of Absolute Glass Protection, Inc. for the year ended September 30, 2003.

We also consent to the reference to our firm under the caption "Experts".

/s/ Beckstead and Watts, LLP
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    Beckstead and Watts, LLP


May 4, 2004

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